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________________________________________________________________



                        Modification No. 13


                                to


                          POWER AGREEMENT

                      Dated October 15, 1952


                              between


                 OHIO VALLEY ELECTRIC CORPORATION

                                AND

                     UNITED STATES OF AMERICA


                     Acting By and Through the

                       SECRETARY OF ENERGY,

                     the statutory head of the

                       DEPARTMENT OF ENERGY




                            Dated as of

                         September 1, 1989





________________________________________________________________

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                                     Contract No. DE-AC05-76OR01530
                                              (Modification No. 13)



     THIS MODIFICATION NO. 13, dated as of the 1st day of September , 1989, by and between OHIO VALLEY ELECTRIC CORPORATION, a corporation organized under the laws of the State of Ohio (hereinafter called the "Corporation") and the UNITED STATES OF AMERICA (hereinafter sometimes called the "Government"), acting by and through the SECRETARY OF ENERGY, the statutory head of the DEPARTMENT OF ENERGY (hereinafter called "DOE");


                   W I T N E S S E T H   T H A T
                   -----------------------------

     WHEREAS, Corporation and the Government have heretofore entered into a contract dated October 15, 1952, providing for the supply by Corporation of electric utility services to the United States Atomic Energy Commission (hereinafter called "AEC") at AEC's project near Portsmouth, Ohio (hereinafter called the "Project"), which contract has heretofore been modified by Modification No. 1, dated July 23, 1953, Modification No. 2, dated as of March 15, 1964, Modification No. 3, dated as of May 12, 1966, Modification No. 4, dated as of January 7, 1967, Modification No. 5, dated as of August 15, 1967, Modification No. 6, dated as of November 15, 1967, Modification No. 7, dated as of November 5, 1975, Modification No. 8, dated as of June 23, 1977, Modification No. 9, dated as of July 1, 1978, Modification No. 10, dated as of August 1, 1979, Modification No. 11, dated as of September 1, 1979, 2nd
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Modification No. 12, dated as of August 1, 1981 (said contract, as so modified, is hereinafter called the "DOE Power Agreement"); and
     WHEREAS, pursuant to the Energy Reorganization Act of 1974, the AEC was abolished on January 19, 1975 and certain of its functions, including the procurement of electric utility services for the Project, were transferred to and vested in the Administrator of Energy Research and Development; and
     WHEREAS, pursuant to the Department of Energy Organization Act, all of the functions vested by law in the Administrator of Energy Research and Development or the Energy Research and Development Administration were transferred to, and vested in, the Secretary of Energy on October 1, 1977; and
     WHEREAS, Corporation and DOE desire to amend the DOE Power Agreement further for the purposes hereinafter provided;
     NOW, THEREFORE, the parties hereto do hereby agree as follows:
     1. Paragraph 1 of Section 2.08 is amended in its entirety to read as follows:
               "1.  In the event that permanent power
         (together with any occasional energy) and supplemental power, and the energy associated therewith, to be supplied by Corporation to DOE will not be sufficient to supply the DOE requirements for electric power at the Project, at the request of DOE and upon reasonable notice, and provided that arrangements for the supply to Corporation of other power and energy from sources other than the project generating stations have been effected, Corporation will schedule the delivery of such other power and associated energy to DOE, such other power being herein called 'arranged power' and the energy associated therewith scheduled to be delivered to the point of delivery being herein called 'scheduled kwh of arranged energy'."

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     2.  Paragraph 3 of Section 2.08 is amended in its entirety to read as follows:

               "2. DOE shall pay to Corporation for arranged power and/or for billing kwh of arranged energy during any month an amount equal to the 'out-of-pocket costs of arranged power,' determined as provided in paragraph 5 of this Section 2.08, plus a charge for difficult to quantify costs of 1 mill per scheduled kwh of arranged energy. No portion of such 1 mill charge for difficult to quantify costs shall be included in the computations under Sections 3.03 and 3.04."

     3. Clause (c) of Paragraph 3 of Section 3.04 is amended in its entirety to read as follows:
               "(c) Component (C) shall consist of the total expenses for taxes, including all taxes on income (other than (i) Federal income taxes, (ii) any taxes that are now or may hereafter be levied based on revenue, energy generated or sold or on any other basis capable of direct distribution, the cost of which taxes shall be allocated directly to DOE and Corporation in amounts reflecting the proper share of each, and DOE shall pay to Corporation its share thereof, (iii) taxes arising from payments received by Corporation for difficult to quantify costs under
         Section 2.08) properly chargeable to Account 507 of the Uniform System of Accounts; provided, however, that any taxes for which DOE reimburses Corporation under Sections 1.05, 4.02 and 4.08 shall not be included in Component (C)."

     4. Section 4.08 is amended in its entirety to read as follows:
         "SECTION 4.08 Arranged Power and Occasional Energy.

         Corporation shall submit to DOE as early as practicable in each month a bill for the costs incurred during the immediately preceding month pursuant to Sections 2.08 and 2.09, respectively."

     5. This Modification No. 13 to the DOE Power Agreement shall become effective at 12:00 Midnight on the date on which Corporation shall deliver to DOE a written notice to the effect that:

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               All applicable requirements as to approval by or
         filings with regulatory agencies having jurisdiction in respect of the transactions constituting the subject matter of this Modification No. 13 (including expiration of any specified period after the date of any filing) have been complied with and all requisite approvals of such regulatory agencies are in full force and effect and none is the subject of attack on appeal by direct proceeding or otherwise, and (except to the extent that Corporation shall waive such condition) any requisite approvals of regulatory agencies having such jurisdiction have become final and not subject to judicial review in any court.

     6. The DOE Power Agreement, as modified by Modifications No. 1 through No. 12, both inclusive, and by this Modification No. 13, is hereby in all respects confirmed.
     IN WITNESS WHEREOF, the parties hereto have executed this Modification No. 13 as of the date and year first above written.

                               OHIO VALLEY ELECTRIC CORPORATION


                               By_________________________________



                               UNITED STATES OF AMERICA


                               By  ROBERT E. LYNCH
                                   Authorized Contracting Officer